Exhibit 3.01.18

PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “RIVER ACQUISITION CORPORATION”, CHANGING ITS NAME FROM “RIVER ACQUISITION CORPORATION” TO “STREAM57 CORPORATION”, FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2009, AT 2:34 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W Bullock Jeffrey W Bullock, Secretary of State

4762610 8100	AUTHENTICATION:	7734003
091155906	DATE:	01-04-10
You may verify this certificate online at corp. Delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

RIVER ACQUISITION CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

River Acquistion Corporation

2. The certificate of incorporation of the corporation is hereby amended by striking out the First Article thereof and by substituting in lieu of said Article the following new Article:

“The name of the corporation is: Stream57 Corporation”

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The effective time of the amendment herein certified shall be December 31, 2009.

Signed on this 30th day of December, 2009.

By:	/s/ David C. Mussman
Name:	David C. Mussman
Title:	Secretary

DE BC D-:CERTIFICATE OF AMENDMENT-AFTER PAYMENT 01/98-1 (#10)

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “RIVER ACQUISITION CORPORATION”, FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 2009, AT 5:43 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	/s/ Jeffrey W Bullock Jeffrey W Bullock, Secretary of State

4762610 8100	AUTHENTICATION:	7690195
091084694	DATE:	12-10-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE of DELAWARE

CERTIFICATE of INCORPORATION

A STOCK CORPORATION

•	First: The name of this Corporation is River Acquisition Corporation .

•

Second: Its registered office in the State of Delaware is to be located at 2711 Centerville Rd. Ste 400 street, in the City of Wilmington County of New Castle Zip Code 19808. The registered agent in charge thereof is Corporation Service Company                                                                                                                                                                                                                 .

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

•	Fourth: The amount of the total stock of this corporation is authorized to issue is 10,000 shares (number of authorized shares) with a par value of $ .01 per share.

•	Fifth: The name and mailing address of the incorporator are as follows:

Name David C. Mussman
Mailing Address	11808 Miracle Hills Drive
Omaha, Nebraska Zip Code 68154

•

I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 9th day of December, A.D. 2009.

BY:	/s/ David C. Mussman
(Incorporator)

NAME:	David C. Mussman
(type or print)